Exhibit 10.10

AMENDMENT

TO

SFBC INTERNATIONAL, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

Pursuant to Section 19 of the SFBC INTERNATIONAL, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”), the Plan is hereby amended as follows:

1.

Section 12 of the Plan is amended by increasing the number of shares available to be granted under the Plan from 150,000 to 250,000.

2.

Except to the extent set forth above, the Plan shall remain in full force and effect.